SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **J.H.MILLER PICTURE FRAMING CO., INC.**, did on February 4, 2009, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 10, 2009.

ROSS MILLER
Secretary of State

Certified By: G Ramos
Certificate Number: C20090205-1939

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recording Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

AAAAA THE CORPORATE PLACE
601 EAST CHARLESTON BLVD SUITE 100
LAS VEGAS, NV 89104

Job:C20090205-1939
February 10, 2009

Special Handling Instructions:
NF 1FS E-MAIL 2/10 GR

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Articles of Incorporation	20090107596-59	2/4/2009 10:35:51 AM	1	$175.00	$175.00
Total					$175.00

Payments

Type	Description	Amount
Billed	750992	$175.00
Total		$175.00

Credit Balance: $0.00

Job Contents:

File Stamped Copy(s):	1
Corp Charter(s):	1
ILO-ALO Profit(s):	1

AAAAA THE CORPORATE PLACE
601 EAST CHARLESTON BLVD SUITE 100
LAS VEGAS, NV 89104

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090107596-59
Ross Miller Secretary of State State of Nevada	Filing Date and Time 02/04/2009 10:35 AM
	Entity Number E0066682009-1

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation:	J.H.MILLER PICTURE FRAMING CO., INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: THE CORPORATE PLACE, INC. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 100,000,000 Par value per share: $ .001 Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) JAMES HUTCHINSON (Name) 601 E CHARLESTON BLVD, SUITE 100 (Street Address) LAS VEGAS (City) NV (State) 89104 (Zip Code) 2) (Name) (Street Address) (City) (State) (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	JENEALE CARLSON (Name) X Jeneale Carlson (Incorporator Signature) 601 E CHARLESTON BLVD, SUITE 100 (Address) LAS VEGAS (City) NV (State) 89104 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X Jeneale Carlson (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) 02/04/09 (Date)

This form must be accompanied by appropriate fees.